Exhibit 99.1

SIGNATURE GROUP HOLDINGS ANNOUNCES DETAILS FOR $55 MILLION RIGHTS OFFERING

New York, New York. January 30, 2015 -- Signature Group Holdings, Inc. (“Signature” or the “Company”) (OTCQX: SGGHU) announces today specific terms of its previously disclosed $55 million rights offering (the “Rights Offering”).  We distributed subscription rights to the holders of record of our common stock as of the close of business on January 28, 2015 (the “Effective Date”) to purchase up to 9,751,773 shares of our common stock. The subscription rights attach to the shares of our common stock, and they will trade together as a unit under the symbol “SGGHU” until the rights are exercised or February 17, 2015 (the “Expiration Date”).  Any purchaser or other transferee of the units after the Effective Date and prior to the Expiration Date or termination of this Rights Offering or the exercise of such attached subscription rights will be permitted to exercise the subscription rights attached – or “stapled” – within the unit.

Each subscription right will entitle the holder to purchase 0.562 shares of our common stock at an exercise price of $5.64 per share. Holders will also have oversubscription rights, pursuant to which holders may be able to purchase additional shares of common stock at the exercise price to the extent that holders do not exercise all of the subscription rights. If all of the subscription rights issued to our common shareholders are exercised in this Rights Offering, the total purchase price of all of our common stock sold in the Rights Offering will be $55 million.

This Rights Offering is being conducted in connection with and is dependent on the consummation of the pending acquisition by our indirect wholly owned subsidiary, Real Alloy Holding, Inc., of all of the equity interests of certain entities, which, together with their subsidiaries, comprise the global recycling and specification alloys business (“GRSA”) of Aleris Corporation. GRSA is the largest independent aluminum recycler in the world and a market leader in North America and Europe.

A registration statement with respect to the securities to be offered in this Rights Offering was declared effective by the Securities and Exchange Commission on September 26, 2013. The Company will distribute to its stockholders of record as of the Effective Date, their subscription rights certificate, a copy of the prospectus supplement dated January 29, 2015 for this Rights Offering, which is made part of the registration statement, and instructions for participating in this Rights Offering. The subscription rights are expected to expire on or about February 17, 2015, as more fully described in the prospectus supplement for this Rights Offering and any common shares to be issued pursuant to subscription rights will be distributed as soon as practicable after the close of the GRSA acquisition, which is expected to occur on or before February 28, 2015.

About this Rights Offering

This Rights Offering is being made only by means of a prospectus. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction.

About Signature Group Holdings, Inc.

Signature is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Signature has significant capital resources, and federal net operating loss tax carryforwards of more than $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about Signature’s and GRSA’s businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. Signature undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about Signature’s and GRSA’s expansion and business strategies; Signature’s ability to satisfy the conditions to the GRSA acquisition and the related financings, and to ultimately consummate the GRSA acquisition; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies, as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to Signature’s ability to successfully identify, consummate and integrate the acquisitions of GRSA and/or other businesses; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; Signature’s ability to successfully defend against current and new litigation matters: as well as demands by investment banks for defense, indemnity, and contribution claims; obtaining the expected benefits of the reincorporation; Signature’s ability to access and realize value from its federal net operating loss tax carryforwards; and other risks detailed from time to time in Signature’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

Press Contact:

Dan Wilson

Ogilvy Public Relations

(212) 880-5346

dan.wilson@ogilvy.com